NXP Semiconductors Reports Second Quarter 2025 Results

EINDHOVEN, The Netherlands, July 21, 2025 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the second quarter, which ended June 29, 2025. “NXP delivered quarterly revenue of $2.93 billion, above the midpoint of our guidance, with all our focus end-markets performing above expectations. Our guidance for the third quarter reflects the combination of an emerging cyclical improvement in NXP's core end markets as well as the performance of our company specific growth drivers. We continue to drive solid profitability and earnings, by strengthening our competitive portfolio and by aligning our wafer fabrication footprint consistent with our hybrid manufacturing strategy,” said Kurt Sievers, NXP Chief Executive Officer.

Key Highlights for the Second Quarter 2025:

•Revenue was $2.93 billion, down 6 percent year-on-year;
•GAAP gross margin was 53.4 percent, GAAP operating margin was 23.5 percent and GAAP diluted Net Income per Share was $1.75;
•Non-GAAP gross margin was 56.5 percent, non-GAAP operating margin was 32.0 percent, and non-GAAP diluted Net Income per Share was $2.72;
•Cash flow from operations was $779 million, with net capex investments of $83 million, resulting in non-GAAP free cash flow of $696 million;
•Capital return during the quarter was $461 million, representing 66 percent of second quarter non-GAAP free cash flow. Share buybacks were $204 million and dividends paid during the quarter were $257 million;
•On May 8, 2025, NXP announced its third generation imaging processors for Level 2+ to Level 4 Autonomous Driving. The new S32R47 imaging radar processors in 16 nm FinFET technology, delivers up to twice the processing power versus the previous generation, building upon NXP’s proven expertise and global market leadership in the automotive radar market;
•On June 12, 2025, NXP and Rimac Technology announced the co-development of a software defined vehicle (SDV) architecture for advanced automotive domain and zonal control. The jointly developed solution features NXP’s S32E2 processors, which are part of NXP's comprehensive S32 Automotive Processing Platform. The S32E addresses the vehicle’s need for high-performance deterministic real-time domain and zonal control in a multi-applications environment; and
•On June 17, 2025, NXP announced the completion of the acquisition of TTTech Auto, a leader in innovating unique safety-critical systems and middleware for software-defined vehicles (SDVs), pursuant to the terms of the previously announced agreement from January 2025.

Summary of Reported Second Quarter 2025 ($ millions, unaudited) (1)

	Q2 2025	Q1 2025	Q2 2024	Q - Q	Y - Y
Total Revenue	$2,926	$2,835	$3,127	3%	-6%
GAAP Gross Profit	$1,562	$1,560	$1,792	—%	-13%
Gross Profit Adjustments (i)	$(90)	$(31)	$(41)
Non-GAAP Gross Profit	$1,652	$1,591	$1,833	4%	-10%
GAAP Gross Margin	53.4%	55.0%	57.3%
Non-GAAP Gross Margin	56.5%	56.1%	58.6%
GAAP Operating Income (Loss)	$687	$723	$896	-5%	-23%
Operating Income Adjustments (i)	$(248)	$(181)	$(175)
Non-GAAP Operating Income	$935	$904	$1,071	3%	-13%
GAAP Operating Margin	23.5%	25.5%	28.7%
Non-GAAP Operating Margin	32.0%	31.9%	34.3%
GAAP Net Income (Loss) attributable to Stockholders	$445	$490	$658	-9%	-32%
Net Income Adjustments (i)	$(245)	$(183)	$(171)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$690	$673	$829	3%	-17%
GAAP diluted Net Income (Loss) per Share (ii)	$1.75	$1.92	$2.54	-9%	-31%
Non-GAAP diluted Net Income (Loss) per Share (ii)	$2.72	$2.64	$3.20	3%	-15%

Additional information
	Q2 2025	Q1 2025	Q2 2024	Q - Q	Y - Y
Automotive	$1,729	$1,674	$1,728	3%	—%
Industrial & IoT	$546	$508	$616	7%	-11%
Mobile	$331	$338	$345	-2%	-4%
Comm. Infra. & Other	$320	$315	$438	2%	-27%
DIO	158	169	148
DPO	60	62	64
DSO	33	34	27
Cash Conversion Cycle	131	141	111
Channel Inventory (weeks)	9	9	7
Gross Financial Leverage (iii)	2.4x	2.4x	1.9x
Net Financial Leverage (iv)	1.8x	1.6x	1.3x
1.Additional Information for the Second Quarter 2025:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Third Quarter 2025: ($ millions, except Per Share data) (1)

	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,050	$3,150	$3,250		$3,050	$3,150	$3,250
Q-Q	4%	8%	11%		4%	8%	11%
Y-Y	-6%	-3%	—%		-6%	-3%	—%
Gross Profit	$1,691	$1,764	$1,837	$(32)	$1,723	$1,796	$1,869
Gross Margin	55.4%	56.0%	56.5%		56.5%	57.0%	57.5%
Operating Income (loss)	$818	$881	$944	$(180)	$998	$1,061	$1,124
Operating Margin	26.8%	28.0%	29.0%		32.7%	33.7%	34.6%
Financial Income (expense)	$(101)	$(101)	$(101)	$(10)	$(91)	$(91)	$(91)
Tax rate	18.3%-19.3%				17.0%-18.0%
Equity-accounted investees	$(5)	$(5)	$(5)	$(4)	$(1)	$(1)	$(1)
Non-controlling interests	$(14)	$(14)	$(14)		$(14)	$(14)	$(14)
Shares - diluted	253.8	253.8	253.8		253.8	253.8	253.8
Earnings Per Share - diluted	$2.22	$2.42	$2.62		$2.89	$3.10	$3.30

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(7) million; Share-based Compensation, $(15) million; Other Incidentals, $(10) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(40) million; Share-based Compensation, $(116) million; Restructuring and Other Incidentals, $(24) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(10) million;
4.GAAP Results relating to equity-accounted investees is expected to include results relating to non-foundry equity-accounted investees $(4) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for results relating to non-foundry equity-accounted investees and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-

related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to non-foundry equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv) EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from non-foundry equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information

The company will host a conference call with the financial community on Tuesday, July 22, 2025 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the second quarter 2025 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.61 billion in 2024. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; global trade disputes, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024

Revenue	$2,926	$2,835	$3,127
Cost of revenue	(1,364)	(1,275)	(1,335)
Gross profit	1,562	1,560	1,792
Research and development	(573)	(547)	(594)
Selling, general and administrative	(278)	(281)	(270)
Amortization of acquisition-related intangible assets	(25)	(27)	(28)
Total operating expenses	(876)	(855)	(892)
Other income (expense)	1	18	(4)
Operating income (loss)	687	723	896
Financial income (expense):
Other financial income (expense)	(86)	(92)	(75)
Income (loss) before income taxes	601	631	821
Benefit (provision) for income taxes	(116)	(130)	(154)
Results relating to equity-accounted investees	(28)	(4)	(3)
Net income (loss)	457	497	664
Less: Net income (loss) attributable to non-controlling interests	12	7	6
Net income (loss) attributable to stockholders	445	490	658

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$1.76	$1.93	$2.58
Diluted	$1.75	$1.92	$2.54

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	252,418	253,709	255,478
Diluted	253,844	255,018	258,732

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	June 29, 2025	March 30, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,170	$3,988	$2,859
Short-term deposits	—	—	400
Accounts receivable, net	1,071	1,060	927
Assets held for sale	294	—	—
Inventories, net	2,361	2,350	2,148
Other current assets	790	627	546
Total current assets	7,686	8,025	6,880

Non-current assets:
Deferred tax assets	1,306	1,284	1,067
Other non-current assets	1,909	1,942	1,223
Property, plant and equipment, net	3,130	3,210	3,289
Identified intangible assets, net	1,121	777	796
Goodwill	10,098	9,942	9,941
Total non-current assets	17,564	17,155	16,316

Total assets	25,250	25,180	23,196

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	892	863	929
Restructuring liabilities-current	65	75	62
Other current liabilities	1,471	1,412	1,622
Short-term debt	1,999	1,499	499
Total current liabilities	4,427	3,849	3,112

Non-current liabilities:
Long-term debt	9,479	10,226	9,681
Restructuring liabilities	60	4	7
Other non-current liabilities	1,348	1,424	1,051
Total non-current liabilities	10,887	11,654	10,739

Non-controlling interests	367	355	327
Stockholders’ equity	9,569	9,322	9,018
Total equity	9,936	9,677	9,345

Total liabilities and equity	25,250	25,180	23,196

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income (loss)	$457	$497	$664
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	207	209	213
Share-based compensation	117	127	114
Amortization of discount (premium) on debt, net	—	1	1
Amortization of debt issuance costs	2	1	1
Net (gain) loss on sale of assets	(6)	(22)	—
Results relating to equity-accounted investees	28	4	3
(Gain) loss on equity securities, net	(3)	6	3
Deferred tax expense (benefit)	3	(27)	(23)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(106)	(29)	10
(Increase) decrease in inventories	(90)	6	(46)
Increase (decrease) in accounts payable and other liabilities	33	(110)	(220)
(Increase) decrease in other non-current assets	131	(106)	40
Exchange differences	9	4	5
Other items	(3)	4	(4)
Net cash provided by (used for) operating activities	779	565	761

Cash flows from investing activities:
Purchase of identified intangible assets	(37)	(25)	(55)
Capital expenditures on property, plant and equipment	(83)	(139)	(185)
Proceeds from the disposals of property, plant and equipment	—	1	1
Purchase of interests in businesses, net of cash acquired	(679)	—	—
Purchase of investments	(93)	(53)	—
Net cash provided by (used for) investing activities	(892)	(216)	(239)

Cash flows from financing activities:
Repurchase of long-term debt	(500)	—	—
Proceeds from the issuance of long-term debt	—	370	—
Proceeds from the issuance of commercial paper notes	1,565	646	—
Repayment of commercial paper notes	(1,315)	(146)	—
Dividends paid to common stockholders	(257)	(258)	(260)
Proceeds from issuance of common stock through stock plans	2	37	3
Purchase of treasury shares and restricted stock unit withholdings	(204)	(303)	(310)
Other, net	—	(1)	—
Net cash provided by (used for) financing activities	(709)	345	(567)

Effect of changes in exchange rates on cash positions	4	2	(4)
Increase (decrease) in cash and cash equivalents	(818)	696	(49)
Cash and cash equivalents at beginning of period	3,988	3,292	2,908
Cash and cash equivalents at end of period	3,170	3,988	2,859

Net cash paid during the period for:
Interest	109	41	86
Income taxes, net of refunds	167	96	193
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	6	31	1
Book value of these assets	—	(9)	(1)
Non-cash investing activities:
Non-cash capital expenditures	103	108	166

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions except share data)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP Gross Profit	$1,562	$1,560	$1,792
PPA Effects	(7)	(8)	(12)
Restructuring	(61)	(4)	(4)
Share-based compensation	(14)	(16)	(15)
Other incidentals	(8)	(3)	(10)
Non-GAAP Gross Profit	$1,652	$1,591	$1,833
GAAP Gross margin	53.4%	55.0%	57.3%
Non-GAAP Gross margin	56.5%	56.1%	58.6%
GAAP Research and development	$(573)	$(547)	$(594)
Restructuring	(3)	(7)	(4)
Share-based compensation	(58)	(64)	(58)
Other incidentals	(7)	(1)	—
Non-GAAP Research and development	$(505)	$(475)	$(532)
GAAP Selling, general and administrative	$(278)	$(281)	$(270)
PPA effects	—	—	(1)
Restructuring	(3)	(3)	2
Share-based compensation	(45)	(47)	(41)
Other incidentals	(15)	(20)	(2)
Non-GAAP Selling, general and administrative	$(215)	$(211)	$(228)
GAAP Operating income (loss)	$687	$723	$896
PPA effects	(32)	(40)	(41)
Restructuring	(67)	(14)	(6)
Share-based compensation	(117)	(127)	(114)
Other incidentals	(32)	—	(14)
Non-GAAP Operating income (loss)	$935	$904	$1,071
GAAP Operating margin	23.5%	25.5%	28.7%
Non-GAAP Operating margin	32.0%	31.9%	34.3%
GAAP Income tax benefit (provision)	$(116)	$(130)	$(154)
Income tax effect	32	13	15
Non-GAAP Income tax benefit (provision)	$(148)	$(143)	$(169)
GAAP Net income (loss) attributable to stockholders	$445	$490	$658
PPA Effects	(32)	(40)	(41)
Restructuring	(67)	(14)	(6)
Share-based compensation	(117)	(127)	(114)
Other incidentals	(32)	—	(14)
Other adjustments:
Adjustments to financial income (expense)	(1)	(12)	(8)
Income tax effect	32	13	15
Results relating to equity-accounted investees, excluding Foundry investees[1]	(28)	(3)	(3)
Non-GAAP Net income (loss) attributable to stockholders	$690	$673	$829

Additional Information:
1. Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

($ in millions except share data)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP net income (loss) per common share attributable to stockholders - diluted	$1.75	$1.92	$2.54
PPA Effects	(0.12)	(0.16)	(0.16)
Restructuring	(0.27)	(0.05)	(0.02)
Share-based compensation	(0.46)	(0.50)	(0.44)
Other incidentals	(0.13)	—	(0.06)
Other adjustments:
Adjustments to financial income (expense)	—	(0.05)	(0.03)
Income tax effect	0.12	0.05	0.06
Results relating to equity-accounted investees, excluding Foundry investees[1]	(0.11)	(0.01)	(0.01)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$2.72	$2.64	$3.20

Additional Information:
1.Refer to Table 7 below for further information regarding the results relating to equity-accounted investees.

NXP Semiconductors
Table 5: Financial Reconciliation of GAAP to non-GAAP Financial income (expense) (unaudited)

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP Financial income (expense)	$(86)	$(92)	$(75)
Foreign exchange loss	(7)	(3)	(2)
Other financial expense	6	(9)	(6)
Non-GAAP Financial income (expense)	$(85)	$(80)	$(67)

NXP Semiconductors
Table 6: Financial Reconciliation of GAAP to non-GAAP Other income (expense) (unaudited)

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP Other income (expense)	$1	$18	$(4)
PPA effects	—	(5)	—
Other incidentals	(2)	24	(2)
Non-GAAP Other income (expense)	$3	$(1)	$(2)

NXP Semiconductors
Table 7: Financial Reconciliation of GAAP to non-GAAP Results relating to equity-accounted investees (unaudited)

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP Results relating to equity-accounted investees	$(28)	$(4)	$(3)
Results of equity-accounted investees, excluding Foundry investees[1]	(28)	(3)	(3)
Non-GAAP Results relating to equity-accounted investees	$—	$(1)	$—

Additional Information:
1.We adjust our results relating to equity-accounted investees for those results from investments over which NXP has significant influence, but not control, and whose business activities are not related to the core operating performance of NXP. Our equity-investments in foundry partners are part of our long-term core operating performance and accordingly those results comprise the Non-GAAP Results relating to equity-accounted investees.

NXP Semiconductors
Table 8: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
GAAP Net income (loss)	$457	$497	$664
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	86	92	75
(Benefit) provision for income taxes	116	130	154
Depreciation and impairment	143	143	146
Amortization	64	66	67
EBITDA (Non-GAAP)	$866	$928	$1,106
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees, excluding Foundry investees[1]	28	3	3
Purchase accounting effect on asset sale	—	5	—
Restructuring	67	14	6
Share-based compensation	117	127	114
Other incidental items[2]	25	(4)	14
Adjusted EBITDA (Non-GAAP)	$1,103	$1,073	$1,243
Trailing twelve month adjusted EBITDA (Non-GAAP)	$4,745	$4,885	$5,297

Additional Information:
1.Refer to Table 7 above for further information regarding the results relating to equity-accounted investees.
2. Excluding from total other incidental items, charges included in depreciation, amortization or impairment reconciling items:
–other incidental items	7	4	—

($ in millions)	Three months ended
	June 29, 2025	March 30, 2025	June 30, 2024
Net cash provided by (used for) operating activities	$779	$565	$761
Net capital expenditures on property, plant and equipment	(83)	(138)	(184)
Non-GAAP free cash flow	$696	$427	$577
Trailing twelve month non-GAAP free cash flow	$2,008	$1,889	$2,954
Trailing twelve month non-GAAP free cash flow as percent of Revenue	17%	15%	23%